EXHIBIT 4.1



                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT dated as of November 18, 2005 (this "AGREEMENT"), by and among Summus, Inc., a Delaware corporation (the "COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS");

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the issuance to the Buyers of (i) 6% senior secured debentures of the Company in the form attached hereto as EXHIBIT "A," in the aggregate principal amount of Eight Million Dollars ($8,000,000), which debentures are convertible into shares of common stock, par value $.001 per share of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in such Debentures (collectively, together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "DEBENTURES"), (ii) warrants, in the form attached hereto as EXHIBIT "B," to purchase an aggregate of 2,000,000 units, each unit consisting of one share of Common Stock and a warrant to purchase 4/10 of one share of Common Stock (the "A WARRANTS"), (iii) warrants, in the form attached hereto as EXHIBIT "C," to purchase an aggregate of 1,355,932 shares of Common Stock (the "B WARRANTS"), and (iv) warrants, in the form attached hereto as EXHIBIT "D," to purchase an aggregate of 1,355,932 shares of Common Stock (the "C-1 WARRANTS") (the A Warrants, the B Warrants and the C-1 Warrants are referred to collectively herein as the "WARRANTS");

         C. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, the Debentures and the Warrants for an aggregate purchase price of Eight Million Dollars ($8,000,000);

         D. Each Buyer wishes to purchase upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of A Warrants and B Warrants as is set forth immediately below its name on the signature pages hereto; and

         E. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT "E" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW, THEREFORE, the Company and each of the Buyers (severally and not jointly) hereby agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF DEBENTURES AND WARRANTS

        SECTION 1.1 PURCHASE OF DEBENTURES AND WARRANTS. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of Debentures and number of A Warrants, B Warrants and C-1 Warrants for the aggregate purchase price (the "PURCHASE PRICE") as is set forth immediately below such Buyer's name on the signature pages hereto. The aggregate principal amount of Debentures to be issued at the Closing (as defined below) is Eight Million Dollars ($8,000,000) and the aggregate number of shares of Common Stock issuable pursuant to A Warrants, B Warrants and C-1 Warrants to be issued at the Closing is 2,800,000, 1,355,932 and 1,355,932, respectively, for an aggregate purchase price of Eight Million Dollars ($8,000,000).

        SECTION 1.2 FORM OF PAYMENT. On the Closing Date (as defined below), (i) each Buyer shall pay the Purchase Price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions, against delivery of the Debentures in the principal amount equal to the Purchase Price and the number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

        SECTION 1.3 CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article V below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon, Eastern Standard Time on November 18, 2005, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103, or at such other location as may be agreed to be the parties.

                                   ARTICLE II

                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

        SECTION 2.1 INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES" and, collectively with the Debentures, the Warrants and the Conversion Shares, the "SECURITIES") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under



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

the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

        SECTION 2.2 ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D.

        SECTION 2.3 RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer as set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

        SECTION 2.4 INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Article III below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

        SECTION 2.5 GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

        SECTION 2.6 TRANSFER OR RESALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) or (d) sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else



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

contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

        SECTION 2.7 LEGENDS. The Buyer understands that the Debentures and the Warrants, and until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                      The securities  represented by this  certificate have
             not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act or an opinion of counsel in form, substance and scope reasonably acceptable to the Company that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

        SECTION 2.8 AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms.

        SECTION 2.9 RESIDENCY. The Buyer has provided to the Company the name of the jurisdiction of its residence.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Buyer that:

SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and



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

authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3.1 sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on (i) the Purchased Shares, (ii) the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its Subsidiaries (as defined below), if any, taken as a whole, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligations under this Agreement. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest and which would be a "Significant Subsidiary" of the Company as defined under Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act.

        SECTION 3.2 AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, (iii) this Agreement, the Registration Rights Agreement, the Debentures and the Warrants have been duly executed and delivered by the Company, and (iv) this Agreement, the Registration Rights Agreement, the Debentures and the Warrants constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

        SECTION 3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 185,000,000 shares of Common Stock, of which 13,493,106 shares of Common Stock are issued and outstanding, 3,000,000 shares of Common Stock are reserved for issuance pursuant to the Company's stock option plans, 3,390,103 shares of Common Stock are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for, shares of Common Stock, 18,368 shares of Common Stock are reserved for issuance upon conversion of Series A Convertible Preferred Stock, and 19,023,728 shares have been reserved for issuance pursuant to this Agreement (including the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of or otherwise pursuant to the Debentures or the Warrants), subject to increase in the event that additional Debentures and Warrants are sold pursuant to Section
4.15 hereof;  (ii) 10,000 shares of preferred  stock, par value $.001 per share,


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

of which 2,407 shares of Series A Convertible Preferred Stock are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3.3, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company on the Closing Date.

        SECTION 3.4 ISSUANCE OF SHARES. The Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants in accordance with their respective terms) will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The term Conversion Shares and Warrant Shares includes the shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Articles II.D.3 and II.E of the Debentures and Section 2(c) of the Registration Rights Agreement.

        SECTION 3.5 ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Securities. The Company's directors and executive officers have studied and fully understand the nature of the securities being sold hereunder. The Company further acknowledges that its obligation to issue the Securities in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Conversion Shares and the Warrant Shares hereunder and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.



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

        SECTION 3.6 NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Debentures, the Conversion Shares, Warrants and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the violation of which would reasonably be expected to have a Material Adverse Effect.

        SECTION 3.7 NO CONSENTS. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof. Except as disclosed in SCHEDULE 3.7, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board Market (the "PRINCIPAL EXCHANGE") and the Company is not aware of any event or condition that could reasonably be expected to cause the Common Stock to be delisted by the Principal Exchange in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

        SECTION 3.8 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with



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

the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")(all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered or made available to the each of the Buyers true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Debentures thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2004 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

        SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2004, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company or any of its Subsidiaries (other than changes or developments which have been disclosed in the SEC Documents filed since such date).

        SECTION 3.10 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. SCHEDULE
3.10 contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries which could, either individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

        SECTION 3.11 PATENTS, COPYRIGHTS, ETC. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3.11 hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3.11 hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

        SECTION 3.12 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

        SECTION 3.13 TAX STATUS. Except as set forth on SCHEDULE 3.13, the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on SCHEDULE 3.13, none of the Company's tax returns is presently being audited by any taxing authority.

        SECTION 3.14 CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 3.14 and as otherwise disclosed in the SEC Documents and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3.3, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        SECTION 3.15 DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers in connection with the transactions contemplated hereby, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading (other than any information the Buyer has refused to accept). No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

        SECTION 3.16 ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Buyers or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Buyers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

        SECTION 3.17 NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions (under the rules of the Principal Exchange or otherwise) applicable to the Company or its securities.

        SECTION 3.18 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        SECTION 3.19 PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY

PERMITS") except in such instances where the failure to possess such Company Permits would not, either individually or in the aggregate, have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, the suspension or cancellation of which would not, either individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2004, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

        SECTION 3.20 ENVIRONMENTAL MATTERS.

               (a) Except as set forth in SCHEDULE 3.20, there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

               (b) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

               (c) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

        SECTION 3.21 TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3.21 or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

        SECTION 3.22 INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

        SECTION 3.23 INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        SECTION 3.24 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        SECTION 3.25 SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured).

        SECTION 3.26 NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

        SECTION 3.27 SARBANES-OXLEY ACT. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions. There has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

        SECTION 3.28 DISCLOSURE CONTROLS. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established.

        SECTION 3.29 OFF-BALANCE SHEET TRANSACTIONS. Except as described in the Prospectus, there are no material off-balance sheet transactions (as defined in Regulation S-K Item 303(a)(4)(ii)), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

        SECTION 3.30 AUDIT COMMITTEE. Except as set forth on SCHEDULE 3.30, the Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the "NASD RULES") and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

        SECTION 3.31 MONEY LAUNDERING AND RELATED LAWS.

               (a) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

               (b) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                                   ARTICLE IV

                                    COVENANTS

        SECTION 4.1 BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

        SECTION 4.2 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Purchased Shares for sale to the Buyer pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

        SECTION 4.3 REPORTING STATUS; FORM S-3 ELIGIBILITY. The Company's Common Stock is registered under Section 12(g) of the Exchange Act. So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Upon obtaining listing or quotation of the Common Stock on a national securities exchange or automated quotation system, the Company will take all necessary action to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to both "primary" and "resale" registrations on Form S-3.

        SECTION 4.4 DISCLOSURE OF TRANSACTION. As soon as practicable after the Closing under this Agreement, but in no event later than 9:30 a.m. on the Trading Day following the Closing under this Agreement, the Company shall file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement), which press release and Form 8-K shall be subject to prior review and reasonable comment by the Buyers.

        SECTION 4.5 EXPENSES. The Company shall reimburse Rock Hill Investment Management, L.P. ("ROCK HILL") for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including the Registration Rights Agreement, including, without limitation, attorneys' and consultants' fees and expenses and travel expenses. The Company's obligation to reimburse Rock Hill's expenses under this Section 4.5 shall be limited to Fifty Thousand Dollars ($50,000).

        SECTION 4.6 FINANCIAL INFORMATION. The Company agrees to send the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within one

(1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

        SECTION 4.7 RESERVATION OF SHARES. On and after the Closing Date, the Company shall at all times have authorized, and reserved for the purpose of issuance (including being free of any preemptive rights), a sufficient number of shares of Common Stock to provide for the full conversion of the Debentures (based on the lesser of the Market Price in effect from time to time and the Fixed Price in effect from time to time (each as defined in the Debenture)) and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) and the issuance of the Warrant Shares in connection therewith. The Company shall not reduce the number of shares reserved for issuance upon conversion or exercise of or otherwise pursuant to the Debentures and the Warrants without the consent of the Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon conversion of the Debentures and exercise of the Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares to be issued upon conversion of or otherwise pursuant to the Debentures and exercise of or otherwise pursuant to Debentures and Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4.7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

        SECTION 4.8 LISTING. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon the Principal Exchange and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Buyers owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares issuable pursuant to this Agreement and the Warrants. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on a Principal Exchange, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such Principal Exchange and any other exchanges or automated quotation systems on which the Common Stock is then listed. The Company shall promptly provide to the Buyer copies of any notices it receives from the Principal Exchange and any other exchanges or automated quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

        SECTION 4.9 NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

        SECTION 4.10 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Debentures and the Warrants in the manner set forth in SCHEDULE
4.10 attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

        SECTION 4.11 DISCLOSURE OF MATERIAL INFORMATION. In the event that the Company comes into possession of any material non-public information, the Company shall make full and complete public disclosure in accordance with all applicable securities laws (including all common law formulations thereof).

        SECTION 4.12 ADDITIONAL EQUITY CAPITAL; RIGHT OF FIRST REFUSAL. Subject to the exceptions described below, the Company will not conduct any equity or equity-linked financing (including debt financing with an equity component) ("FUTURE OFFERINGS") until no Debentures remain outstanding, unless it shall have first delivered to the Buyers, at least fifteen (15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing the Buyers an option during the seven (7) trading day period following delivery of such notice to purchase up to twenty-five percent (25%) for each Buyer in the percentage obtained by dividing the principal amount of Debentures held by such Buyer by the total principal amount of all Debentures held by each Buyer exercising this option, of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATIONS"); provided that any Buyer may exchange all or any portion of the Debentures held by such Buyer as consideration for its participation in such Future Offering. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning the proposed Future Offering, the Company shall deliver a new notice to the Buyers describing the amended terms and conditions of the proposed Future Offering and the Buyers thereafter shall have an option during the seven (7) trading day period following delivery of such new notice to purchase its pro rata share of the twenty-five percent (25%) of the securities being offered in the Future Offering on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering and to multiple Future Offerings. The Capital Raising Limitations shall not apply to (i) any transaction involving issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any existing Company stock option or restricted stock plan approved by a majority of the Company's disinterested directors.

        SECTION 4.13 CORPORATE EXISTENCE. So long as a Buyer beneficially owns any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

        SECTION 4.14 NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

        SECTION 4.15 RELATED PARTY TRANSACTIONS. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company will become a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        SECTION 4.16 EQUAL TREATMENT OF BUYERS. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement, the Debentures, the Registration Rights Agreement or the Warrants unless the same consideration also is offered to all the parties to this Agreement or the Registration Rights Agreement or the holders of the Debentures or the Warrants, as the case may be. The Company shall not purchase or redeem, or offer to purchase or redeem, from any Buyer any Debentures, Warrants or shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants, without offering to purchase or redeem Debentures, Warrants or Common Stock from all Buyers on the same terms and conditions.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

        SECTION 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL DEBENTURES AND THE WARRANTS. The obligation hereunder of the Company to issue and sell Debentures and Warrants to a Buyer is subject to the satisfaction, at or prior to the Closing Date, of each of the conditions set forth below provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               (a) Agreements. The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.



               (b) Purchase Price. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

               (c) Accuracy of the Buyer's Representation and Warranties. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

               (d) Performance by the Buyer. The applicable Buyer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by applicable the Buyer at or prior to the Closing Date.

        SECTION 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO PURCHASE DEBENTURES AND WARRANTS. The obligation of a Buyer to purchase the Debentures and Warrants hereunder is subject to the satisfaction, from the date of the execution of this Agreement to the Closing Date, of each of the following conditions provided that these conditions are for such Buyer's sole benefit and may be waived (in whole or in part as to any portion of its obligation to purchase the Securities hereunder) by such Buyer at any time in its sole discretion:

               (a) Agreements. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

               (b) Securities. The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Debentures and Warrants in accordance with Section 1(b) above.

               (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made). The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, but not limited to, certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

               (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

               (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

               (f) Material Adverse Changes. Since the date hereof, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred.

               (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Exchange or the National Association of Securities Dealers, Inc. and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Exchange.

               (h) Market Downturn. None of the principal market indexes (such as the Dow Jones Industrial Average and the Nasdaq Composite Index) shall be down more that 3% from their close on the date of execution of this Agreement.

               (i) No Force  Majeure.  No event that occurs by causes beyond the reasonable control of any of the parties, including an act of God, acts of public enemies, revolts, acts of any civil or military authority (for national emergency or acts of a third party), disorderly conduct, rebellions, revolutions, civil insurrections, acts of terrorism, strikes or other disruptions of industry, shortage of labor or of materials, fires, floods or other natural phenomena, explosions, structural flaws, break of cables, vandalism, and other events of force majeure recognized by applicable law (collectively, "FORCE MAJEURE") shall occur.

               (j) Default. No Event of Default (as defined in the Debentures) shall have occurred under the Debentures.

               (k) Irrevocable Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions (as defined in Article VI) in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

               (l) OTCBB Listing. The Conversion Shares and Warrant Shares shall have been authorized for quotation on the OTCBB and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.

               (m) Legal Opinion. The Buyer shall have received an opinion or opinions of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "F" attached hereto.

                                   ARTICLE VI

                           TRANSFER AGENT INSTRUCTIONS

         The Company shall issue irrevocable instructions to its transfer agent to issue certificates registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2.7 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Article VI and stop transfer instructions to give effect to Section 2.6 hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2.7 hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article VI will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                  ARTICLE VII

                                  MISCELLANEOUS

        SECTION 7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT, OR THE

TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        SECTION 7.2 NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                If to the Company:

                       Summus, Inc.
                       434 Fayetteville Street, Suite 600
                       Raleigh, North Carolina  27601
                       Attention:    Gary E. Ban, Chief Executive Officer
                       Telephone:    919-807-5611
                       Facsimile:    919-807-5601

                With copy to:

                       Summus, Inc.
                       434 Fayetteville Street, Suite 600
                       Raleigh, North Carolina  27601
                       Attention:    Donald T. Locke, CFO and General Counsel
                       Telephone:    919-807-5623
                       Facsimile:    919-807-5601

                If to any of the Buyers:

                       At  the  name  and   address  set  forth  on
                       Schedule A hereto, with a copy to counsel to such Buyer as set forth on Schedule A hereto.

        Each party shall provide notice to the other party of any change in address.

        SECTION 7.3 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        SECTION 7.4 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        SECTION 7.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

        SECTION 7.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties with respect to the matters covered herein and therein and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the holders of a majority of the outstanding principal amount of the Debentures (or if such Debentures are no longer outstanding, the holder of a majority of the then outstanding Warrants).

        SECTION 7.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 3, the Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

        SECTION 7.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        SECTION 7.9 SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth herein shall survive the Closing and the Closing Date hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

        SECTION 7.10 PUBLICITY. The Company and the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release or public filing prior to its release or public filing and shall be provided with a copy thereof and be given an opportunity to comment thereon). In addition, each party hereto agrees that it will not disclose, and will not include in any public filing or other announcement, the name of any Buyer, unless expressly agreed to in writing by such Buyer or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement.

        SECTION 7.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        SECTION 7.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        SECTION 7.13 REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including the failure to deliver unlegended, freely tradable Purchased Shares on the Closing Date), that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

        SECTION 7.14 INDEPENDENT NATURE OF BUYERS.

               (a) The Company acknowledges that the obligations of the Buyers under this Agreement, the Registration Rights Agreement, the Warrants and any other document entered into in connection with this Agreement, the Warrants and the transactions contemplated hereby and thereby (the "TRANSACTION DOCUMENTS") are several and not joint, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under the Transaction Documents. The decision of each of the Buyers to purchase Securities pursuant to this Agreement has been made by each Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Buyer or by any agent or employee of any other Buyer and, as between the Buyers, no Buyer or any of its agents or employees shall have any liability to any other Buyer relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained in the Transaction Documents, and no action taken by the Buyers pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each of the Buyers shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any Buyer to be joined as an additional party in any proceeding for such purpose.

               (b) The Buyers have been represented by their own respective separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, at the request of the Company, the Buyers and their respective counsel have chosen to communicate with the Company through Ballard Spahr Andrews & Ingersoll, LLP, counsel to one of the Buyers. Such counsel does not represent any of the other Buyers and each other Buyer has retained its own legal counsel in connection with the negotiation and review of the Transaction Documents. Also for reasons of administrative convenience only, the Company has elected to provide the Buyers with the Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Buyers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.














                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                                SUMMUS, INC.



                                                By:  /s/ Gary E. Ban
                                                   -----------------------------
                                                    Gary E. Ban
                                                    Chief Executive Officer




RHP MASTER FUND, LTD.
By:  Rock Hill Investment Management, L.P.
By:  RHP General Partner, LLC


By:  /s/ Keith S. Marlowe
   ------------------------------
         Keith S. Marlowe
         Director


LAP SUMMUS HOLDINGS, LLC


By:  /s/ David J. Berkman
   ------------------------------
         David J. Berkman
         Managing Partner

                                                             SCHEDULE A


                                                                       PRINCIPAL
     BUYER'S NAME                         COUNSEL                       AMOUNT       NUMBER OF   NUMBER OF    NUMBER OF    PURCHASE
     AND ADDRESS                         TO BUYER                     OF DEBENTURES  A WARRANTS  B WARRANTS  C-1 WARRANTS   PRICE
     -----------                         --------                     -------------  ----------  ----------  ------------   -----

RHP Master Fund, Ltd.          Ballard Spahr Andrews & Ingersoll, LLP  $4,000,000    1,000,000    677,966      677,966    $4,000,000
c/o Rock Hill Investment       1735 Market Street
Management, L.P.               51st Floor
3 Bala Plaza - East,           Philadelphia, PA  19103
Suite 585                      Attention:  Gerald J. Guarcini, Esq.
Bala Cynwyd, PA  19004         Phone:  215-864-8625
Attention:  Keith S. Marlowe   Fax:  215-864-9181
Phone:  610-949-9700
Fax:  610-949-9600

LAP Summus Holdings, LLC       Dechert LLP                             $4,000,000    1,000,000    677,966      677,966    $4,000,000
c/o Liberty Associated         Cira Centre
Partners, L.P.                 2929 Arch Street
3 Bala Plaza - East,           Philadelphia, PA  19104-2808
Suite 502                      Attention:  henry N. Nassau, Esq.
Bala Cynwyd, PA  19004         Phone:  215-994-2138
Attention:  Scott G. Bruce     Fax:  215-994-2222
Phone:  610-660-4920
Fax:  610-660-4910

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